UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 7, 2025

BioVie Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-39015	46-2510769
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

680 W Nye Lane Suite 201 Carson City, NV	89703
(Address of Principal Executive Offices)	(Zip Code)

(775) 888-3162
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	BIVI	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

On August 7, 2025, BioVie Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with ThinkEquity LLC, as the sole underwriter (the “Underwriter”), in connection with the issuance and sale (the “Offering”) of 5,620,000 units (the “Units”) and 380,000 pre-funded units (the “Pre-Funded Units”), resulting in net proceeds of approximately $10.4 million, after deducting underwriting discounts and commissions and other estimated offering expenses. The Underwriter also exercised the Over-Allotment Option (as defined below) in part and purchased 667,300 Warrants (as defined below) for nominal additional gross proceeds of approximately $667.

Each Unit consisted of (i) one share of common stock, par value $0.0001 (the “Common Stock”), of the Company and (ii) one warrant (the “Warrants”). Each Pre-Funded Unit consisted of (i) one pre-funded warrant (the “Pre-Funded Warrants”) and (ii) one Warrant. Each Unit was sold to the public at a price of $2.00 per Unit and each Pre-Funded Unit was sold to the public at a price of $1.999 per Pre-Funded Unit (which represents the public offering price of each Unit less the $0.0001 per share nominal exercise price for each Pre-Funded Warrant).  The Units; the Pre-Funded Units; the shares of Common Stock comprising the Units; the Warrants; the Pre-Funded Warrants; the shares of Common Stock, the Warrants and the Pre-Funded Warrants issuable upon exercise of the Over-Allotment Option; and the shares of Common Stock issuable upon exercise of the Warrants and the Pre-Funded Warrants are collectively referred to herein as the “Securities.”

On August 8, 2025, the Warrants commenced trading on The Nasdaq Capital Market under the symbol “BIVIW.” Each Warrant is immediately exercisable, entitles the holder to purchase one share of Common Stock at an exercise price of $2.50 per share and expires five years from the date of issuance. Each Pre-Funded Warrant is immediately exercisable, entitles the holder to purchase one share of Common Stock and may be exercised at any time until exercised in full. The Common Stock and accompanying Warrants included in each Unit were issued separately, and the Pre-Funded Warrants and the accompanying Warrants included in each Pre-Funded Unit were issued separately.

The Offering closed on August 11, 2025 (the “Closing Date”). The Company intends to use the proceeds for working capital and general corporate purposes.

Pursuant to the Underwriting Agreement, the Company granted the Underwriter an option to purchase up to an additional 900,000 shares of Common Stock and/or Pre-Funded Warrants and/or Warrants, or any combination thereof, solely to cover over-allotments, if any, at the public offering price, less underwriting discounts and commissions (the “Over-Allotment Option”). The Underwriter may exercise the Over-Allotment Option one or more times in whole or in part for forty-five (45) days from the Closing Date.

In connection with the Offering, the Company issued to the Underwriter warrants (the “Underwriter’s Warrants”) to purchase 300,000 shares of Common Stock. The Underwriter’s Warrants have an exercise price of $2.50 per share. The Underwriter’s Warrants are immediately exercisable, in whole or in part, and expire on the four- and one-half year anniversary of the date that is one hundred eighty (180) days from the date of the Underwriting Agreement. The Underwriter’s Warrants provide for registration rights (including a one-time demand registration right and unlimited piggyback rights) and customary anti-dilution provisions.

On the Closing Date, the Company also entered into a warrant agent agreement (the “Warrant Agent Agreement”) with West Coast Stock Transfer, Inc., as warrant agent (the “Warrant Agent”). The Warrant Agent Agreement sets forth certain terms and conditions with respect to the Warrant Agent’s service as warrant agent for the Warrants.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. In addition, pursuant to the terms of the Underwriting Agreement, the Company has agreed, for a period of three (3) months from the date of the Underwriting Agreement, subject to customary exceptions and without the prior written consent of the Underwriter, not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or cause to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (iii) complete any offering of debt securities of the Company or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company. Moreover, the Company’s executive officers and directors entered into lock-up agreements, pursuant to which they agreed, for a period of three (3) months from the date of the Underwriting Agreement, subject to customary exceptions and without the prior written consent of the Underwriter, not to sell or transfer any securities of the Company that they hold.

The Securities were offered and sold by the Company pursuant to the Company’s Registration Statement on Form S-1, as amended (File No. 333-288525), filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act, and declared effective on August 7, 2025.

The foregoing does not purport to be a complete description of each of the Underwriting Agreement, the Warrants, the Pre-Funded Warrants, the Underwriter’s Warrants and the Warrant Agent Agreement, and each is qualified in its entirety by reference to the full text of each of such document, which are filed as Exhibits 1.1, 4.1, 4.2, 4.3 and 10.1, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information contained above in Item 1.01 related to the Underwriter’s Warrants is hereby incorporated by reference into this Item 3.02. The offer and sale of the Underwriter’s Warrants have not been registered under the Securities Act and were instead offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and/or Rule 506(b) promulgated thereunder. The Underwriter’s Warrants and the shares of Common Stock underlying the Underwriter’s Warrants may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Item 7.01 Regulation FD Disclosure.

On August 7, 2025 and August 11, 2025, the Company issued press releases announcing the pricing of the Offering and the closing of the Offering, respectively. Copies of the press releases are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated by reference herein.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of August 7, 2025, by and between the Company and the Underwriter
4.1	Form of Warrant (included as Annex B to Exhibit 10.1)
4.2	Form of Pre-Funded Warrant
4.3	Form of Underwriter’s Warrant.
10.1	Warrant Agent Agreement, dated as of August 7, 2025, by and between the Company and the Warrant Agent
99.1	Pricing Press Release dated August 7, 2025
99.2	Closing Press Release dated August 11, 2025

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 11, 2025

BIOVIE INC.

By:	/s/ Joanne Wendy Kim
Name:	Joanne Wendy Kim
Title:	Chief Financial Officer